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Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended March 31, 2006

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	January 17, 2006	February 15, 2006	March 15, 2006
Allocation Dates during quarter:	January 18, 2006	February 16, 2006	March 16, 2006
Payment Date during quarter:			NA
AFCC Amount at beginning of quarter:			$654,471,356
AFCC Amount at end of quarter:			$679,322,093

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—
Accrued RVO Payment Amount as of such Payment Date:			$—
Number of RVO's outstanding as of the applicable record date			N/A
Payment per RVO:			$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period			$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$(2,696,786)
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$5,989
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$9,479
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:			$654,471,356
	plus: AFCC Interest added on immediately preceding Securitization Distribution Date:		$8,180,892
	less: Residual Cash Flow allocated to AFCC Amount:		$—
AFCC Amount after allocation:			$662,652,248
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:			$—
	plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:		$—

Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(2,432,835)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$6,010
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,513
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$662,652,248
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$8,283,153
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$670,935,401
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—
As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(2,143,074)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$6,031
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,547
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$670,935,401
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$8,386,692
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$679,322,093
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

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Residual Value Obligation Quarterly certificate for the quarter ended March 31, 2006